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                                                                    EXHIBIT 12.1

BUCKEYE PARTNERS, L.P.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
DOLLARS IN THOUSANDS
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                                                                                                                SIX MONTHS ENDED
                                                                 YEARS ENDED DECEMBER 31,                           JUNE 30,
                                                     1998       1999       2000        2001     2002            2002        2003
                                                     --------------------------------------------------    ------------------------
EARNINGS:
Income from continuing operations                    $ 52,007   $ 71,101   $64,467   $69,402   $71,902         $30,943     $34,285
Less: capitalized interest                             (1,055)    (1,031)   (1,157)   (1,102)   (2,083)           (224)       (133)
                                                     --------   --------   -------   -------   -------         -------     -------
  Total earnings                                       50,952     70,070    63,310    68,300    69,819          30,719      34,152
                                                     --------   --------   -------   -------   -------         -------     -------


FIXED CHARGES:
  Interest expense                                     15,886     16,854    18,690    18,882    20,527          10,577      10,096
  Capitalized interest                                  1,055      1,031     1,157     1,102     2,083             224         133
  Portion of rentals representing an
   interest factor                                      2,397      2,535     2,327     2,297     2,428           1,322       1,421
                                                     --------   --------   -------   -------   -------         -------     -------
Total fixed charges                                    19,338     20,420    22,174    22,281    25,038          12,123      11,650
                                                     --------   --------   -------   -------   -------         -------     -------

EARNINGS AVAILABLE FOR FIXED CHARGES                   70,290     90,490    85,484    90,581    94,857          42,842      45,802
                                                     --------   --------   -------   -------   -------         -------     -------

RATIO OF EARNINGS TO FIXED CHARGES                       3.63       4.43      3.86      4.07      3.79            3.53        3.93
                                                     --------   --------   -------   -------   -------         -------     -------


Adjustments:

Interest deleted:
  Repay Credit Facilities                                                                      $ 4,451                     $ 1,464
  Repay $240 million Notes                                                                     $16,658                     $ 8,329

Interest added:
  Sale of $300 million 4.625% Notes                                                            $13,875                     $ 6,938
  Sale of $150 million 6.75% Notes (estimated rate)                                            $10,125                     $ 5,063

Adjusted total earnings $300 million issue                                                     $60,395                     $28,679
Adjusted total fixed charges $300 million issue                                                 34,462                      17,124
                                                                                               -------                     -------
Adjusted earnings available
for fixed charges $300 million issue                                                           $94,857                     $45,802
                                                                                               =======                     =======

PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES                                                      2.75                        2.67
                                                                                                 =====                       ====


Adjusted total earnings $300 and $150
 million issues                                                                                $66,928                     $31,945
Adjusted total fixed charges $300 and $150
 million issues                                                                                 27,929                      13,857
                                                                                               -------                     -------
Adjusted earnings available for fixed
 charges $300 and $150  million issues                                                         $94,857                     $45,802
                                                                                               =======                     =======

ADJUSTED PRO FORMA RATIO OF
 EARNINGS TO FIXED CHARGES                                                                        3.40                        3.31
                                                                                               =======                     =======


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